Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-174163, 333-170572 and 333-167500 on Form S-3 of our reports dated February 10, 2012, relating to the financial statements of CYS Investments, Inc. (formerly Cypress Sharpridge Investments, Inc.), and the effectiveness of CYS Investments, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of CYS Investments, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Boston, MA February 10, 2012